Exhibit 99.2

Confidential – Not for External Distribution

Synergy Pharmaceuticals Announces Completion of Sale to Bausch Health

NEW YORK, March 6, 2019 – Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) (the “Company” or “Synergy”), a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies, today confirmed that the previously announced sale of certain assets to Bausch Health Companies Inc. is now complete. All rights to TRULANCE® (plecanatide), dolcanatide and the related intellectual property have been transferred to Bausch Health.

Synergy on December 12, 2018, initiated voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York to facilitate a sale and address its debt obligations. Additional information about Synergy’s Chapter 11 cases can be found at https://cases.primeclerk.com/Synergy.

Synergy is advised in this transaction by Skadden, Arps, Slate, Meagher & Flom LLP, Sheppard, Mullin, Richter & Hampton LLP, Centerview Partners, FTI Consulting, and Togut, Segal & Segal LLP.

Forward-Looking Statements

This press release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our business as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our business; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of our indebtedness and our trade creditors; risks and uncertainties with performing under the terms of the debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the forecasted uses of funds in the Company’s DIP budgets;  our ability to fund ongoing operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; any statements or assumptions underlying any of the foregoing as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, August 8, 2018 and November 9, 2018 and Form 10-K filed with the SEC on March 1, 2018, and similar disclosures in subsequent reports filed with the SEC. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

About Synergy Pharmaceuticals

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts around analogs of uroguanylin, a naturally occurring human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE®

(plecanatide) and a second product candidate - dolcanatide. For more information, please visit www.synergypharma.com.

Media and Investor Contact:

Helen O’Gorman, FTI Consulting

212.850.5629

Helen.O’Gorman@fticonsulting.com